Exhibit 99.1

www.bankrate.com

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 5:00 P.M. Eastern Time

Interactive Dial-In: (877) 809-9810, Passcode 47035402.   International Callers Dial-In: (330) 863-3286, Passcode 47035402(10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE PRODUCES RECORD FULL-YEAR RESULTS DESPITE IMPACT OF

GOOGLE COMPARE Q4 TESTING AND LOWER DEPOSIT ADVERTISING REVENUE

CEO Highlights 2016 Investments  Positioning Company For Future Growth

•	Fourth quarter revenue of $93.4 million, up 2% versus prior year; full-year 2015 revenue of $370.5 million, up 6% compared to full-year 2014.
•	Fourth quarter Net Income (which includes Insurance) of $4.8 million; full-year 2015 Net Loss (which includes Insurance) of $(13.3) million.
•	Fourth quarter Adjusted EBITDA of $28.5 million, down 8% versus the prior year quarter; full-year 2015 Adjusted EBITDA of $127.1 million, up 8% versus the prior year.
•	On December 28, 2015, the Company completed the previously announced sale of its Insurance business, InsuranceQuotes.com, to All Web Leads, Inc.
•	In the quarter, Google’s testing of more prominent placement of its soon-to-be terminated Compare Credit Cards service adversely affected Credit Cards segment growth and profitability.
•	Banking segment consumer inquiry revenue decreased by 15% over the prior year quarter due to lower deposit advertising revenue.
•	The Bankrate Board of Directors authorized an additional $50 million share repurchase program.
•	Note: References above exclude the Company’s sold Insurance business, unless otherwise noted.

NEW YORK, NY – February 24, 2016  - Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter and full year ended December 31, 2015.

“Bankrate generated another quarter of record revenue and strong Adjusted EBITDA. However, we fell short of our updated earnings guidance. The momentum we carried into the fourth quarter was impacted by two factors: First, during the quarter, Google tested placement of a version of its Compare service that took up more of the display on credit card-related search results. Second, deposit advertisers significantly reduced their ad budgets far beyond the anticipated seasonal slowdown.  On February 22, 2016, Google announced it was terminating its Compare services, including Compare Credit Cards, by March 23, 2016. We believe Google’s announcement is a positive development for Bankrate.  However, we are still assessing the impact of this announcement along with other recent changes we are seeing, including Google displaying additional paid ads on the top of many search results,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.

“In 2016, RATE will step up product, technology and marketing investments.  In a continuously evolving landscape, we believe these investments will keep CreditCards.com growing as the ‘go-to’ marketplace for both consumers and credit card issuers, well-beyond its leading position in organic search; reinforce Bankrate.com as a top consumer destination for personal finance information by redesigning the site and improving personalization; and enable Caring to continue adding to their network of senior living communities.  We are confident these investments are the key to return Bankrate to the level of growth that we all expect, in 2017 and beyond,” Mr. Esterow continued.

Fourth Quarter 2015 Business Highlights

Credit Cards

•       Mobile represented 49% of CreditCards.com’s total consumer inquiries in the quarter and 22% of CreditCards.com’s total consumer inquiry revenue.

•	The number of consumers using CreditCards.com’s personalized services, including WalletUp and My.CreditCards grew to 180,000, up over 70% compared to 2014.

Banking

•	Mortgage consumer inquiry volume increased 30% over the prior year quarter, as we extended our value-based pricing efforts.
•	Across the Company, 2.2 million users have access to Bankrate’s personalized credit tools and offers. Fifty-two percent of myBankrate users revisit to access the tools.

Senior Care

•	The number of participating senior living communities under referral contracts increased 51% over the prior year quarter.
•	The number of consumer reviews available on Caring.com increased 45% over the prior year quarter.

Selected Financial Metrics

In millions unless stated otherwise	4Q-15	4Q-14	YoY Growth %	FY 2015	FY 2014	YoY Growth %

Revenue
Banking	$23.8	$28.5	-16.7%	$105.9	$118.5	-10.6%
Credit Cards	63.6	60.2	5.8%	241.9	226.9	6.6%
Senior Care	6.3	4.0	57.8%	23.9	10.3	131.6%
Other	(0.4)	(1.4)	NM	(1.1)	(5.3)	NM
Total Revenue	$93.4	$91.3	2.2%	$370.5	$350.3	5.8%

Net Income
GAAP	$4.8	$10.3	-53.7%	$(13.3)	$5.2	NM
Adjusted	13.8	15.0	-7.9%	61.9	56.5	9.5%

Adjusted EBITDA
Banking	$5.7	$10.6	-46.4%	$32.9	$44.9	-26.7%
Margin %	23.9%	37.1%		31.0%	37.9%
Credit Cards	$29.0	$26.4	9.8%	$113.6	$92.2	23.2%
Margin %	45.5%	43.9%		47.0%	40.7%
Senior Care	$(0.0)	$(1.3)	NM	$0.4	$(2.6)	NM
Margin %	-0.6%	-32.3%		1.6%	-25.1%
Other	$(6.1)	$(4.8)	NM	$(19.8)	$(16.7)	NM
Total Adjusted EBITDA	$28.5	$30.9	-7.9%	$127.1	$117.8	7.9%
Margin %	30.5%	33.9%		34.3%	33.6%

Fourth Quarter 2015 Financial Highlights

•	In our Banking segment, mortgage revenue increased for the second consecutive quarter through our value-based pricing initiatives.
•	Credit Card segment consumer inquiry revenue in the fourth quarter grew 42% year-over-year.
•

Within the Senior Care segment, consumer inquiry revenue increased 62% compared to the prior year quarter; subsequent to the quarter, a large chain of senior living communities did not renew its contract with Caring.com.

A reconciliation of non-GAAP measures can be found lower in this press release and supplemental information can be found in the “Q4-15 Earnings Call Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

First Quarter and Full Year 2016 Guidance

Given the recent and uncertain nature of the Google developments mentioned above, our forward visibility is limited.  Hence, our guidance is less specific and does not reflect any change in the Google search environment for the balance of the quarter. Any net benefit from changes in search  would represent upside to this quarterly guidance.    For the first quarter of 2016, the Company expects revenue greater than $80 million, with Adjusted EBITDA greater than $20 million.

We plan to provide full-year 2016 guidance when we announce our first quarter 2016 results, at which point we should have better visibility into the impact of these recent changes.

Share Repurchase Program

In the fourth quarter the Company completed the $75 million share repurchase program announced in September 2015.

Bankrate’s Board of Directors has authorized an additional $50 million share repurchase program. Under the terms of the program, the Company may repurchase up to $50 million of its outstanding common stock.  Stock repurchases under this program may be made through open market and privately negotiated transactions. The timing and amount of specific repurchases are subject to the requirements of the Securities and Exchange Commission, market conditions, alternative uses of capital and other factors.  The stock repurchase program does not obligate Bankrate to acquire any particular amount of shares and the program may be limited or terminated at any time without prior notice. The program is effective immediately and will expire on December 31, 2017.

February 24, 2016 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 47035402.  International callers should dial: (330) 863-3286 and enter the passcode 47035402.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning February 24, 2016 at 8:00 p.m. ET / 5:00 p.m. PT through March 2, 2016 at 8:00 p.m. ET / 5:00 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 47035402.  International callers should dial (404) 537-3406 and enter the passcode: 47035402.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com,  CreditCards.com, and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the willingness or interest of banks, lenders, brokers, credit card issuers, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, click-through rates, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites and our ability to diversify the sources from which we obtain visitor traffic to our websites and mobile applications, including without limitation through use of social media channels; the timing of Google’s termination of its Google Compare services or any change to its decision to terminate such services; changes by Google in the way it displays organic or paid search results; our dependence on traffic from our partners to produce a significant portion of the company’s revenue and our ability to establish and maintain distribution arrangements; the willingness of consumers to accept the Internet and our online network as a medium for obtaining information on financial products or senior care; shift of visitors from desktop to mobile and mobile app environments; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; our ability to successfully execute on our strategies, and the effectiveness of our strategies and investments in our business, including without limitation whether they result in increased revenue or profitability; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; risks relating to the defense or litigation of lawsuits, including the putative securities class action lawsuit currently pending and described in our SEC filings; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the United States Department of Justice investigation relating to our financial reporting during 2012; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau investigation; any delay, or failure to pay, or contractually required reduction in the deferred portion of the purchase price in connection with the sale of the Company’s Insurance business in December 2015; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate or resolve issues that may arise; the effects of any security breach, data breach or cyberattack on our systems, websites or mobile applications, or on our reputation, and the impact of any notification costs or other liability arising from any security breach, data breach or cyberattack on our business; technological changes and our ability to adapt to new or evolving technologies that affect our business environment or operations; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume (whether intentional or not) from our acquisitions; the effect of programmatic advertising platforms on display revenue; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government and interest rate volatility; changes in consumer spending and saving habits; review of our business and operations by regulatory or other governmental authorities; changes in laws and regulations or interpretations of laws and regulations, other changes in the legal and regulatory environment, and the impact of such changes on the operation of our business; any impairment to our goodwill and/or intangible assets; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange

Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$236,866	$119,028
Accounts receivable, net of allowance for doubtful accounts of
$147 and $312, respectively	56,148	48,307
Deferred income taxes	-	5,000
Prepaid expenses and other current assets	27,660	34,188
Assets held for sale	1,157	248,045
Total current assets	321,831	454,568
Furniture, fixtures and equipment, net of accumulated depreciation of
$14,245 and $12,297, respectively	9,608	6,203
Intangible assets, net of accumulated amortization of
$168,613 and $132,270, respectively	205,758	222,769
Goodwill	567,544	545,772
Other assets	28,055	9,919
Total assets	$1,132,796	$1,239,231
Liabilities and Stockholders' Equity
Liabilities
Accounts payable	$10,082	$1,281
Accrued expenses	25,574	43,646
Deferred revenue and customer deposits	1,367	1,589
Accrued interest payable	6,890	6,980
Other current liabilities	14,660	13,622
Liabilities subject to sale	1,393	12,961
Total current liabilities	59,966	80,079
Deferred income taxes	7,552	27,435
Long term debt, net of unamortized discount	298,212	297,598
Other liabilities	5,870	10,833
Total liabilities	371,600	415,945
Commitments and contingencies
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized
103,396,314 shares and 102,286,646 shares issued,
respectively; 92,619,245 shares and 98,296,110 shares outstanding, respectively	1,034	1,023
Additional paid-in capital	935,242	904,740
Accumulated deficit	(36,985)	(23,639)
Less: Treasury stock, at cost - 10,777,069 shares and 3,990,536 shares, respectively	(137,591)	(58,472)
Accumulated other comprehensive loss	(504)	(366)
Total stockholders' equity	761,196	823,286
Total liabilities and stockholders' equity	$1,132,796	$1,239,231

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Revenue	$93,355	$91,301	$370,534	$350,304

Costs and expenses:
Cost of revenue	44,543	46,728	172,229	179,733
Sales and marketing	4,464	4,137	17,794	16,401
Product development and technology	6,808	4,648	24,488	16,961
General and administrative	11,494	13,309	63,648	60,619
Legal settlements	-	(56)	3	1,403
Acquisition, disposition, offering and related expenses	(562)	780	569	3,590
Restructuring charges	5,523	-	5,616	-
Changes in fair value of contingent acquisition consideration	(1,156)	801	(421)	3,633
Depreciation and amortization	11,465	9,109	40,466	34,141
Total costs and expenses	82,579	79,456	324,392	316,481
Income from continuing operations	10,776	11,845	46,142	33,823

Interest and other expenses, net	5,001	5,248	22,238	20,820

Income before taxes	5,775	6,597	23,904	13,003
Income tax expense (benefit)	1,468	(3,292)	8,930	7,635
Net income from continuing operations	4,307	9,889	14,974	5,368

Net income (loss) from discontinued operations	$466	$414	(28,320)	(196)
Net income (loss)	$4,773	$10,303	$(13,346)	$5,172

Net income (loss)	$4,773	10,303	(13,346)	5,172
Other comprehensive (loss) income, net of tax	(42)	(127)	(138)	(173)
Comprehensive income (loss)	$4,731	$10,176	$(13,484)	$4,999

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Revenue	$93,355	$91,301	$370,534	$350,304

Adjusted EBITDA (1)	$28,502	$30,931	$127,123	$117,799
Adjusted EBITDA margin	30.5%	33.9%	34.3%	33.6%

Adjusted net income (2)	$13,832	$15,014	$61,858	$56,496

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operations; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges, any impairment charge, restatement-related expenses; purchase accounting adjustments; stock-based compensation; and legal settlements.

Reconciliation of adjusted EBITDA
Net income (loss)	$4,773	$10,303	$(13,346)	$5,172
Interest and other expenses, net	5,001	5,248	22,238	20,820
Income tax expense (benefit)	1,468	(3,292)	8,930	7,635
Depreciation and amortization	11,465	9,109	40,466	34,141
Earnings before interest, taxes, depreciation and amortization (EBITDA)	22,707	21,368	58,288	67,768
Net (income) loss from discontinued operations	(466)	(414)	28,320	196
Changes in fair value of contingent acquisition consideration	(1,156)	801	(421)	3,633
Acquisition, disposition, offering and related expenses	(562)	780	569	3,590
Restatement-related expenses	785	3,985	11,432	23,586
Impact of purchase accounting	-	143	35	556
Stock-based compensation (4)	1,671	4,324	23,281	17,067
Legal settlements	-	(56)	3	1,403
Restructuring charge	5,523	-	5,616	-
Adjusted EBITDA	$28,502	$30,931	$127,123	$117,799

(2) Adjusted net income adds back net income (loss) from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges, any impairment charge, restatement-related expenses; purchase accounting adjustments; stock-based compensation; legal settlements; and amortization, net of tax.

Reconciliation of adjusted net income
Net income (loss)	$4,773	$10,303	$(13,346)	$5,172

Net income (loss) from discontinued operations	(466)	(414)	28,320	196
Income tax expense (benefit)	1,468	(3,292)	8,930	7,635
Change in fair value of contingent acquisition consideration due to change in estimate (3)	(1,509)	(1)	(2,455)	529
Acquisition, disposition, offering and related expenses	(562)	780	569	3,590
Restatement-related expenses	785	3,985	11,432	23,586
Impact of purchase accounting	-	143	35	556
Stock-based compensation (4)	1,671	4,324	23,281	17,067
Legal settlements	-	(56)	3	1,403
Amortization	10,993	8,842	39,021	32,882
Restructuring charge	5,523	-	5,616	-
Adjusted income before tax	22,676	24,614	101,406	92,616
Income tax	8,844	9,599	39,548	36,120
Adjusted net income	$13,832	$15,014	$61,858	$56,496

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$(1,156)	$801	$(421)	$3,633
Less: Change in fair value due to passage of time	353	802	2,034	3,104
Change in fair value of contingent acquisition consideration due to change in estimate	$(1,509)	$(1)	$(2,455)	$529

(4) Stock-based compensation is recorded in the following line items:
Cost of revenue	$328	$420	$1,828	$1,518
Sales and marketing	746	715	3,557	2,586
Product development and technology	1,050	826	4,503	2,736
General and administrative	(453)	2,363	13,393	10,227
Total stock-based compensation expense	$1,671	$4,324	$23,281	$17,067